UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

CLEARPOINT NEURO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34822	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 S. Sierra Ave., Suite 100
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 287-9109

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2025, ClearPoint Neuro, Inc. (“Company”), entered into a lease agreement (the “Lease Agreement”) with BRE-BMR SCD LLC (the “Lessor”), to expand into approximately 30,171 square feet within a life science building located in San Diego, California (the “Leased Premises”). The Company will use the Leased Premises for office, research and development, and laboratory purposes.

The Leased Premises will be occupied in three phases, the first of which is expected to be occupied by June 13, 2025. The second and third phases are expected to be occupied by December 19, 2025 and July 1, 2026, respectively. The Lease Agreement expires 132 months from the date on which the last phase is occupied, subject to the Company’s right to extend the lease term for one additional five-year period. The Lessor will perform certain improvements to the Leased Premises on a turn-key basis pursuant to plans agreed upon by the Company and the Lessor. The initial monthly base rent payable under the Lease Agreement is $5.95 per square foot, with payment of base rent for the first and second phases to commence after occupation of the second phase and with payment of base rent for the third phase to commence after occupation of the third phase of the Leased Premises. The monthly base rent will be abated (i) for the 2nd through 13th months after the second phase occupation solely as to the first and second phase of the Leased Premises, and (ii) for the 1st through 12th months after the third phase occupation solely as to the third phase of the Leased Premises. The base rent is subject to annual increases of 3% during the lease term, with the increases to commence upon the first anniversary date of the later to occur of the occupation of the second or third phase of the Leased Premises. In addition to the base rent, the Company is responsible for its pro rata share of operating expenses, including insurance and taxes, with such charges to commence upon the Company’s occupation of the first phase premises.

In addition, the Company is required to provide the Lessor with a letter of credit in the amount of $179,517.45 as security for performance of the Company’s obligations under the Lease Agreement.

The foregoing summary of the material terms of the Lease Agreement does not purport to be a complete description of the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement (with certain confidential terms redacted, as indicated thereon), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Lease dated as of June 16, 2025, by and between BRE-BMR SCD LLC, a Delaware limited liability company, and ClearPoint Neuro, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 *Confidential portions of this exhibit have been redacted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT NEURO, INC.

Date: June 17, 2025	By:	/s/ Danilo D'Alessandro
Danilo D'Alessandro Chief Financial Officer

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